Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 24, 2012, relating to the consolidated financial statements of Magellan Petroleum Corporation and subsidiaries, which report is included in the Annual Report on Form 10-K of Magellan Petroleum Corporation for the fiscal year ended June 30, 2012, as amended by Amendment No. 1 to Annual Report on Form 10-K/A filed with the U.S. Securities and Exchange Commission on September 28, 2012.

/s/ EKS&H LLLP

Denver, Colorado
June 26, 2013